Product supplement P	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Reverse Convertible Securities Linked to the Common Stock of a Reference Stock Issuer

General

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Deutsche Bank AG may offer and sell notes linked to the common stock of an issuer (the “Reference Stock”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The notes are the senior unsecured obligations of Deutsche Bank AG.

•

We will pay coupons on the notes at the rate specified in the relevant pricing supplement. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stock during the term of the notes. In addition, under the circumstances described below, for each note you may receive at maturity, in addition to any coupons, a predetermined number of shares of the Reference Stock or, at our election and if we so specify in the relevant pricing supplement, the cash value of such shares based on the Final Stock Price of such Reference Stock rather than the principal amount of the notes. The market value of the Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, will most likely be less than the principal amount of your notes and may be zero.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

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The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

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The issuer of the Reference Stock is not an affiliate of ours and is not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only, and the issuer of any Reference Stock will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stock.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the notes involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

March 19, 2007

SUMMARY TERMS

Reference Stock	The common stock designated in the relevant pricing supplement (the “Reference Stock”) accompanying this product supplement.

Coupon	As specified in the relevant pricing supplement.

Payment at Maturity	The payment you will receive at maturity will be based on the performance of the Reference Stock specified in the relevant pricing supplement.

At maturity, you will receive, in addition to any coupons on the notes, an amount in cash or stock calculated as follows:

If the price of the Reference Stock (determined as described below) is greater than or, if so specified in the relevant pricing supplement, greater than or equal to, the Threshold Price at all times during the Observation Period, you will receive a cash payment per $1,000 note principal amount of $1,000.

If the price of the Reference Stock is less than or equal to or, if so specified in the relevant pricing supplement, solely less than the Threshold Price, at any time during the Observation Period, then:

•	if the Final Stock Price is equal to or greater than the Initial Stock Price, you will receive a cash payment per $1,000 note principal amount of $1,000; or

•

if the Final Stock Price is less than the Initial Stock Price, you will receive a number of shares of the Reference Stock per $1,000 note principal amount equal to the Physical Delivery Amount (or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof).

If you receive shares of the Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount or the Cash Value thereof, if applicable, will most likely be less than the principal amount of your notes and may be zero.

The relevant pricing supplement will specify whether the price of the Reference Stock will be determined based on continuous or daily Reference Stock monitoring or, alternatively, may specify another method for monitoring the price of the Reference Stock. The price of the Reference Stock used to determine whether the value of the Reference Stock is greater than, equal to or less than the Threshold Price at any time during the Observation Period will be:

•	for notes with continuous Reference Stock monitoring, the price of the Reference Stock quoted on the Relevant Exchange at any time during the Observation Period; or

•	for notes with daily Reference Stock monitoring, the closing price of the Reference Stock on any day during the Observation Period.

Threshold Price

As specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Threshold Price is equal to 80% of the Initial Stock Price. The Threshold Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes – Anti-dilution Adjustments.”

Observation Period

As specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Observation Period consists of each day from (but not including) the trade date to (and including) the Final Valuation Date.

Physical Delivery Amount

The number of shares of the Reference Stock per $1,000 note principal amount equal to $1,000 divided by the Initial Stock Price. The Physical Delivery Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes – Anti-dilution Adjustments.”

Cash Value

The relevant pricing supplement may specify that, in the event that we must deliver the number of shares of the Reference Stock equal to the Physical Delivery Amount in respect of your notes, we may instead elect to deliver, for each $1,000 note principal amount, an amount in cash equal to the product of (i) $1,000 divided by the Initial Stock Price of such Reference Stock and (ii) the Final Stock Price of such Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes – Anti-dilution Adjustments.”

Initial Stock Price

The closing price of the Reference Stock on the trade date (or such other date or dates as specified in the relevant pricing supplement) divided by the Stock Adjustment Factor. The Initial Stock Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes – Anti-dilution Adjustments.”

Final Stock Price

The closing price of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Stock Adjustment Factor

Unless otherwise specified in the relevant pricing supplement, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes – Anti-Dilution Adjustments.”

Valuation Date(s)

The Final Stock Price will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes – Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes – Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “note” refers to each $1,000 principal amount of our Reverse Convertible Securities Linked to the Common Stock of a Reference Stock Issuer.

General

The notes are senior unsecured obligations of Deutsche Bank AG that are linked to the common stock of an issuer as specified in the relevant pricing supplement (the “Reference Stock”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The notes will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The notes offer a higher coupon than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the notes do not guarantee any return of principal at maturity. Therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Regardless of whether you receive at maturity your principal amount, the Physical Delivery Amount or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof (as described under “—Payment at Maturity”), you will be entitled to receive one or more coupon payments on the principal amount of your notes as specified in the relevant pricing supplement.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The notes are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant pricing supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the notes will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The payment you will receive at maturity will be based on the performance of the Reference Stock specified in the relevant pricing supplement. At maturity, you will receive, in addition to any coupons on the notes, an amount in cash or stock calculated as follows:

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If the price of the Reference Stock (determined as described below) is greater than or, if so specified in the relevant pricing supplement, greater than or equal to the Threshold Price at all times during the Observation Period, you will receive a cash payment per $1,000 note principal amount of $1,000.

•

If the price of the Reference Stock is less than or equal to or, if so specified in the relevant pricing supplement, solely less than the Threshold Price at any time during the Observation Period, then:

•	if the Final Stock Price is equal to or greater than the Initial Stock Price, you will receive a cash payment per $1,000 note principal amount of $1,000; or

•

if the Final Stock Price is less than the Initial Stock Price, you will receive a number of shares of the Reference Stock per $1,000 note principal amount equal to the Physical Delivery Amount (or, at our election and if so specified in the relevant pricing supplement, the Cash Value thereof).

If you receive shares of the Reference Stock, fractional shares will be paid in cash.

The market value of the Physical Delivery Amount (or the Cash Value thereof, if applicable) will most likely be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes. See “Risk Factors” for further information.

The relevant pricing supplement will specify whether the price of the Reference Stock will be determined based on continuous or daily Reference Stock monitoring or, alternatively, may specify another method for monitoring the price of the Reference Stock. The price of the Reference Stock used to determine whether the value of the Reference Stock is greater than, equal to or less than the Threshold Price at any time during the Observation Period will be:

•	for notes with continuous Reference Stock monitoring, the price of the Reference Stock quoted on the Relevant Exchange at any time during the Observation Period; or

•	for notes with daily Reference Stock monitoring, the closing price of the Reference Stock on any day during the Observation Period.

The “Threshold Price” shall be specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Threshold Price is equal to 80% of the Initial Stock Price. The Threshold Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, the “Physical Delivery Amount” shall be the number of shares of Reference Stock per $1,000 note principal amount equal to $1,000 divided by the Initial Stock Price. The Physical Delivery Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

If specified in the relevant pricing supplement, the “Cash Value” shall be (unless otherwise specified in the relevant pricing supplement) the amount in cash equal to the product of (a) $1,000 divided by the Initial Stock Price of the Reference Stock and (b) the Final Stock Price of the Reference Stock. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Unless otherwise specified in the applicable pricing supplement, “Initial Stock Price” means the closing price of the Reference Stock on the trade date divided by the Stock Adjustment Factor. The Initial Stock Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, the “Stock Adjustment Factor” shall be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant pricing supplement, “Final Stock Price” means the closing price of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

The “Valuation Date(s)” will be either a single date, which we refer to as the “Final Valuation Date,” or several dates, each of which we refer to as an “Averaging Date,” and any such date is subject to adjustment as described below. The relevant pricing supplement will specify the manner in which the Final Stock Price is determined.

The “Observation Period” shall be specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the Observation Period consists of each day from (but not including) the trade date to (and including) the Final Valuation Date.

Unless otherwise specified in the applicable pricing supplement, “trade date” means the day we price the notes for initial sale to the public.

The “Reference Stock” shall be specified in the relevant pricing supplement.

“Relevant Exchange” means the primary U.S. exchange or market for trading for the Reference Stock, or with respect to the Underlying Stock, the primary exchange or market for trading for the Underlying Stock, as specified in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

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if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), on which Reference Stock (or any such other security) is listed or admitted to trading, or

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if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

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with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which security is listed or admitted to trading, or

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otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the applicable pricing supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

The “Maturity Date” will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement. We describe market disruption events under “Terms of Notes—Market Disruption Events.”

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market transactions or by private agreement.

Notes with a maturity of more than one year

If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

Notes with a maturity of not more than one year

If a market disruption event occurs on any Valuation Date, or if such date is not a trading day, the closing price of the Reference Stock on such Valuation Date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or be continuing. In no event, however, shall any Valuation Date be postponed more than ten business days following the date originally scheduled to be such Valuation Date; provided, further that no Valuation Date, as postponed, shall produce a Maturity Date more than one year (including the issue date but not the Maturity Date) after the issue date (the last date that could serve as the Final Valuation Date without causing the Maturity Date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on such date, the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). Notwithstanding the foregoing, if any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final Valuation Date as if it were the final Valuation Date) and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, then the closing price of the Reference Stock on such Valuation Date shall be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day). For the avoidance of doubt, in no event shall any Valuation Date occur after the Final Disrupted Valuation Date.

Coupon Payments

Unless otherwise specified in the relevant pricing supplement, the coupon payments in respect of each $1,000 note principal amount for each coupon period will be calculated as follows:

$1,000 x coupon x (Number of Days in the Coupon Period / 360),

where the “Number of Days” will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

The notes will pay coupons at a rate per annum specified in the relevant pricing supplement. Coupons will accrue from the issue date of the notes to but excluding the Maturity Date. Coupons will be paid in arrears on each Coupon Payment Date to and including the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to that Coupon Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant pricing supplement. If the Maturity Date is adjusted as the result of a market disruption event, the coupon payment due on the Maturity Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional coupon payment will accrue or be payable as a result of the delayed payment.

The “coupon” will be specified in the relevant pricing supplement.

A “Coupon Period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Coupon Payment Date, and each successive period beginning on and including a Coupon Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant pricing supplement.

A “Coupon Payment Date” will be as specified in the relevant pricing supplement; provided, that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional coupon payment will accrue as a result of the delayed payment, and the next Coupon Period will commence as if the payment had not been delayed.

No Fractional Share

If we deliver shares of the Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of the closing price of the Reference Stock multiplied by such fractional amount as determined by the calculation agent on the final Valuation Date.

Delivery of Shares of Reference Stock

We may designate any of our affiliates to deliver any shares of Reference Stock or any Exchange Property (as defined in “Terms of Notes—Anti-dilution Adjustments”) pursuant to the terms of the notes, and we shall be discharged of any obligation to deliver such shares of Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of Reference Stock or any Exchange Property by us shall also include delivery of such shares by our affiliates.

RISK FACTORS

Your investment in the notes will involve certain risks. The notes do not pay coupons or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the notes is suitable for you.

Your investment in the notes may result in a loss.

The notes do not guarantee any return of principal. Your return of principal is protected so long as the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Reference Stock is greater than the Threshold Price at all times during the Observation Period or the Final Stock Price is not less than the Initial Stock Price. Assuming daily Reference Stock monitoring applies, if the Final Stock Price declines from the Initial Stock Price, and the closing price of the Reference Stock during the Observation Period is less than or equal to the Threshold Price at any time during the Observation Period, you will receive at maturity a number of shares of the Reference Stock equal to the Physical Delivery Amount (or at our election, and if so specified in the relevant pricing supplement, the Cash Value thereof). The market value of the shares of the Reference Stock delivered to you as the Physical Delivery Amount or the Cash Value thereof, if applicable, will most likely be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

Because you will not benefit from any appreciation in the Reference Stock above the Initial Stock Price, you should not expect to receive a payment at maturity with a value greater than the principal amount of your notes plus any coupons paid.

At maturity, you will most likely receive no more than the principal amount of your notes plus any coupons paid, and the total payment you receive over the term of the notes will most likely not exceed the principal amount of your notes plus the coupons paid during the term of the notes. Accordingly, for each $1,000 note principal amount, it is unlikely that you will receive a payment at maturity with a value that exceeds $1,000 plus any coupons paid, or a total payment over the term of the notes of more than the principal amount plus the coupon as specified in the relevant pricing supplement. Even if the Final Stock Price exceeds the Initial Stock Price, you will receive only the principal amount of the notes, regardless of any appreciation in the value of the Reference Stock.

You will have no ownership rights in the Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. If the notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the Underlying Stock.

We have no affiliation with the issuer of the Reference Stock.

The issuer of the Reference Stock is not an affiliate of ours and is not involved in any way in any of our offerings of notes pursuant to this product supplement. Consequently, we have no control over the actions of the issuer of the Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer of the Reference Stock has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of the Reference Stock.

In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in this product supplement, any pricing supplement or in any of the Reference Stock issuer’s publicly available filings. We are not responsible for such issuer’s public disclosure of information on itself or the Reference Stock, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the notes but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the notes. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Final Stock Price may be less than the closing price of the Reference Stock on the Maturity Date of the notes or at other times during the term of the notes.

Because the Final Stock Price may be calculated based on the closing price of the Reference Stock on one or more Valuation Dates during the term of the notes, the closing price of the Reference Stock on the Maturity Date or at various other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Final Stock Price. This difference could be particularly large if there is a significant increase in the closing price of the Reference Stock before and/or after the Final Valuation Date, if there is a significant decrease in the closing price of the Reference Stock around the time of the Valuation Date(s) or if there is significant volatility in the closing price of the Reference Stock during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the notes is near the end of the term of the notes, if the closing prices of the Reference Stock increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Stock Price, the Final Stock Price may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Reference Stock or, if the Reference Stock is an ADS, in the Underlying Stock, or contracts relating to the Reference Stock or the Underlying Stock, as the case may be, for which there is an active secondary market. Even if the closing price of the Reference Stock increases during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the closing price of the Reference Stock to increase while the market value of the notes declines because the market value of the notes will not be influenced solely by the changes in the closing price of the Reference Stock.

The notes are not designed to be short-term trading instruments.

The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stock has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price of the Reference Stock. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•

whether the Reference Stock closes (in the case of notes with daily Reference Stock monitoring) or trades (in the case of notes with continuous Reference Stock monitoring) at a price that is below or equal to the Threshold Price during the Observation Period;

•

the dividend rate paid on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and, therefore, affect the market value of the notes);

•	supply and demand for the notes;

•	the expected frequency and magnitude of changes in the market price of the Reference Stock (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Reference Stock or stock markets generally;

•	if the Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can predict the future performance of the Reference Stock based on its historical performance. The value of the Reference Stock may decrease such that you may not receive any return of your investment. If the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the

Reference Stock equals to or declines below the Threshold Price at any time during the Observation Period, and the Final Stock Price is less than the Initial Stock Price, you will lose some of your investment at maturity.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes directly or through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity will be based on the full principal amount of your notes as described in the relevant pricing supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

If the market value of the Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Reference Stock. Accordingly, changes in the market value of the Reference Stock may not result in a comparable change in the market value of the notes. If the closing price of the Reference Stock on any trading day increases above the Initial Stock Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase moderately while the value of the notes declines.

When the price of the Reference Stock on any trading day declines from the Initial Stock Price such that it is close to the Threshold Price for the first time, the market value of the notes will likely decline at a greater rate than the market value of the Reference Stock. If the Reference Stock trades at closing prices that are equal to or below the Threshold Price, we expect the market value of the notes to decline to reflect, among a number of factors, our right to potentially deliver to you at maturity the Physical Delivery Amount with a value less than 100% of the principal amount of your notes.

One of our affiliates may serve as the depositary for the American Depositary Shares representing the Underlying Stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

For notes linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S.

dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For notes linked to the performance of an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

An investment in the notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your notes are linked to the performance of an ADS, you should be aware that your notes are linked to the price of the ADS and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the Reference Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Terms of Notes—Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, and consequently the Physical Delivery Amount, for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “Terms of Notes—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the notes.

Deutsche Bank AG and other affiliates of ours may trade the Reference Stock and financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of the Reference Stock and, accordingly, could affect the value of the notes and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Reference Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Reference Stock. Any prospective purchaser of notes should undertake an independent investigation of the issuer of the Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We may have hedged our obligations under the notes directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Reference Stock and, therefore, the market value of the notes. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the price of the Reference Stock quoted on the Relevant Exchange (in the case of notes with continuous Reference Stock monitoring) or the closing price of the Reference Stock (in the case of notes with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, the Stock Adjustment Factor, anti-dilution adjustments, the Final Stock Price, the coupon payable on any Coupon Payment Date and the amount we will pay you at maturity, as well as whether the price or the closing price, as applicable, of the Reference Stock on any day during the Observation Period is equal to or below the Threshold Price. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is an Coupon Payment Date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Stock and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Terms of Notes—Market Disruption Events.”

We cannot assure you that the public information provided on the issuer of the Reference Stock is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer of the Reference Stock are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Stock are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Stock, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Reference Stock or the value of the Reference Stock (and, therefore, the price or the closing price of the Reference Stock, as applicable, on any day during the Observation Period, the Final Stock Price and the value of the Physical Delivery Amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Holdings of the notes by our affiliates and future sales may affect the price of the notes.

Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the notes may fall. The negative effect of such sales on the prices of the notes could be more pronounced if secondary trading in the notes is limited or illiquid.

The U.S. tax consequences of an investment in the notes are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of a note, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of a note are uncertain and no assurance can be given that the IRS or the courts will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for a note, the timing and character of income on a note might differ materially from the description herein. You should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in a note (including alternative treatments of a note) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Certain U.S. Federal Income Tax Consequences.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is a general discussion of the material U.S. federal tax consequences to holders who purchase the notes at the “issue price” and will hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not, however, address the U.S. federal income tax consequences of the ownership or disposition of the Reference Stock should a holder receive Reference Stock at maturity. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a note as a part of a hedging transaction, straddle, conversion or integrated transaction, or U.S. Holders (as defined below) who have a “functional currency” other than the U.S. dollar. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. You are urged to consult your tax adviser regarding the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Notes

Except as otherwise provided in the relevant pricing supplement, we believe that it is reasonable (in the absence of an administrative determination or judicial ruling to the contrary) to treat a note for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Reference Stock secured by a cash deposit equal to the Issue Price (the “Deposit”), which will bear an annual compounded yield based on our cost of borrowing to be set forth in the relevant pricing supplement. Pursuant to this treatment, if (i) the market price of the Reference Stock is equal to or less than the Threshold Price at any time during the Observation Period and (ii) the Final Stock Price is less than the Initial Stock Price (or, if so specified in the relevant pricing supplement, solely less than the Threshold Price), the Put Option will be deemed to have been exercised by us and the Deposit will automatically be applied in full satisfaction of your obligation under the Put Option; otherwise, the Put Option will expire unexercised and the Deposit will be returned to you. Under this treatment, less than the full coupon payment will be attributable to the yield on the Deposit; the excess of the coupon payment over the portion of the payment attributable to the yield on the Deposit will represent option premium attributable to your grant of the Put Option (the “Option Premium”).

The treatment of the notes described above is not binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS. Due to the absence of authorities that directly address instruments that are similar to the notes, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the treatment described herein. Accordingly, you are urged to consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the notes (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the notes is respected.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a U.S. Holder of notes. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More Than One Year

Assuming the treatment of the notes described above is respected, and the term of the notes from issuance to the last possible date that the notes could be outstanding is not more than one year, the following discussion applies.

The Coupon Payment. You generally will be required to recognize interest income equal to the portion of the coupon payment attributable to the yield on the Deposit at the time such portion is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes. You may be required to defer deductions for interest paid or accrued with respect to indebtedness incurred to purchase or carry the note until the Maturity Date or until the notes are disposed of in a taxable transaction.

As discussed above, any excess of the coupon payment over the portion thereof attributable to the yield on the Deposit will be treated as Option Premium. The Option Premium will be accounted for in the manner described below.

Settlement of the Put Option. If you receive Reference Stock on the Maturity Date, you will be deemed to have applied the Deposit toward the settlement of the Put Option. In such case, you generally will not recognize gain or loss with respect to the Option Premium or the Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock equal to the Deposit less the Option Premium (the “Net Purchase Price”), and such basis will be allocated proportionately among the shares of Reference Stock (including any fractional shares). Your holding period for any such shares of Reference Stock received will start on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of such cash received and the tax basis allocable to the fractional share.

If, instead of the Physical Delivery Amount, you receive the Cash Value of the Reference Stock, you generally will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received and the Net Purchase Price.

If on the Maturity Date you receive an amount of cash equal to the principal amount plus the final coupon payment, the Put Option will be deemed to have expired unexercised. In this case, you generally will not recognize income upon the return of the Deposit, but you generally will recognize short-term capital gain in an amount equal to the total Option Premium.

Sale, Exchange or Early Retirement of the Notes. Upon a sale, exchange or retirement of a note prior to the Maturity Date, you generally will recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of economically accrued but unpaid yield on the Deposit, and (ii) the Issue Price of the note. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the sale of the Deposit. In addition, you generally will recognize interest income with respect to economically accrued yield on the Deposit that you have not previously included in income. You should consult your own tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Notes with a Term of More Than One Year

Assuming the treatment of the notes described above is respected, and the term of the notes from issuance to the last possible date that the notes could be outstanding is more than one year, the following discussion applies.

The Coupon Payment. You generally will be required to recognize interest income equal to the portion of the coupon payment attributable to the yield on the Deposit at the time such portion is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

As discussed above, any excess of the coupon payment over the portion thereof attributable to the yield on the Deposit will be treated as Option Premium. The Option Premium will be accounted for in the manner described below.

Settlement of the Put Option. If you receive Reference Stock on the Maturity Date, you will be deemed to have applied the Deposit toward the settlement of the Put Option. In such case, you generally will not recognize gain or loss with respect to the Option Premium the or Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock received equal to the Deposit less the Option Premium (the “Net Purchase Price”), and such basis will be allocated proportionately among the shares of Reference Stock (including any fractional shares). Your holding period for any such shares of Reference Stock will start on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize gain or loss in an amount equal to the difference between the amount of such cash and the tax basis allocable to the fractional share.

If, instead of the Physical Delivery Amount, you receive the Cash Value of the Reference Stock, you generally will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received and the Net Purchase Price.

If on the Maturity Date you receive an amount of cash equal to the principal amount plus the final coupon payment, the Put Option will be deemed to have expired unexercised. In this case, you generally will not recognize income upon the return of the Deposit, but you generally will recognize short-term capital gain in an amount equal to the total Option Premium.

Sale, Exchange of the Notes. Upon sale or exchange of the notes prior to Maturity, you generally will recognize an amount of capital gain or loss equal to the difference between (i) the proceeds received (including the sum of all payments received attributable to Put Premium) minus the amount of accrued but unpaid yield on the Deposit, and (ii) the purchase price of the notes. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued yield on the Deposit that you have not previously included in income. You will recognize short-term capital gain or loss with respect to your rights and obligations under the Put Option, and you will recognize long-term capital gain or loss with respect to the Deposit, if at the time of the sale or exchange you have held the notes for more than one year. You should consult your own tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

Possible Alternative Tax Treatments of an Investment in the Notes.

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. Alternative U.S. federal income tax treatments of the notes are possible, which, if applied, could affect materially the timing and character of the income or loss with respect to the notes. For instance, it is possible that the entire coupon could be treated as ordinary income at the time received or accrued in accordance with your method of accounting and/or that the receipt of Reference Stock at maturity could be treated as a taxable event. Accordingly, you are urged to consult you own tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a Non-U.S. Holder of notes. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of notes that is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. Such a Holder should consult their own tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of a note.

If you are a Non-U.S. Holder and certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, we do not believe that you should be subject to withholding tax with respect to coupon payments on the notes. However, notwithstanding our treatment of the notes as a Put Option and a Deposit, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and it is possible that certain paying agents might withhold on coupon payments to you at a rate of 30% unless you claim an exemption or reduction under an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisers regarding the possibility of such withholding, including the possibility of obtaining a refund of withheld amounts.

If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a U.S. Holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding tax, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, all or a portion of a note might be treated as U.S. situs property, subject to U.S. federal estate tax. Such individuals and entities are urged to consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the notes will be subject to information reporting unles you are an exempt recipient (such as a domestic corporation) and my also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a propertly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnishyed to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the notes which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the Reference Stock on any trading day as well as the Initial Stock Price, and, therefore, effectively establish a higher price at which the Reference Stock must trade for you to receive at maturity of the notes the principal amount of your notes (in addition to coupons on the notes). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the notes, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCK

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer of the Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to the Reference Stock or other securities of the issuer of the Reference Stock. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer of the Reference Stock from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Reference Stock (and therefore the Stock Adjustment Factor) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the payment at maturity with respect to the notes and therefore the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock.

We and/or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stock or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stock or its issuer, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stock or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock. We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Risk Factors” above.

TERMS OF NOTES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the price of the Reference Stock quoted on the Relevant Exchange (in the case of notes with continuous Reference Stock monitoring) or the closing price of the Reference Stock (in the case of notes with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, the Stock Adjustment Factor, anti-dilution adjustments, the Final Stock Price, the coupon payable on any Coupon Payment Date and the amount we will pay you at maturity, as well as whether the price or the closing price, as applicable, of the Reference Stock on any day during the Observation Period is equal to or below the Threshold Price. In addition, the calculation agent will determine whether a market disruption event has occurred and whether a day is an Coupon Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date, if applicable, on or prior to 11:00 a.m. on the business day preceding the Maturity Date and each Coupon Payment Date, if applicable.

All calculations with respect to the Initial Stock Price, the price of the Reference Stock quoted on the Relevant Exchange (in the case of notes with continuous Reference Stock monitoring) or the closing price of the Reference Stock (in the case of notes with daily Reference Stock monitoring), as applicable, on any day during the Observation Period, the Final Stock Price and the payment at maturity and on any Coupon Payment Date per $1,000 note principal amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, material limitation or absence of trading of the Reference Stock (or such security) on the primary market for the Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Stock (or such security) as a result of which the reported trading prices for the Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract,

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Reference Stock or any instrument related to the Reference Stock or to adjust or unwind all or a material portion of any hedge position in the Reference Stock with respect to the notes.

For the purpose of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on the Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The Stock Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

No adjustments to the Stock Adjustment Factor will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the business day immediately preceding the Maturity Date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the price (in the case of notes with continuous Reference Stock monitoring) or the closing price (in the case of notes with daily Reference Stock monitoring) of the Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of the Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for the Reference Stock by the issuer of the Reference Stock or any third party.

For purposes of these adjustments, except as noted below, if an ADS is serving as the Reference Stock, all adjustments to the Stock Adjustment Factor for such Reference Stock will be made as if the Underlying Stock is serving as the Reference Stock. Therefore, for example, if the Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor is equal to one, the Stock Adjustment Factor for the Reference Stock would be adjusted to equal to two. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your notes, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the Reference Stock, no adjustment to the ADS price or the Stock Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of underlying stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Deutsche Bank AG, London Branch, as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment to the Stock Adjustment Factor, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Stock Adjustment Factor.

Stock Splits and Reverse Stock Splits

If the Reference Stock is subject to a stock split or a reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to the Reference Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

the number of shares which a holder of one share of the Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends

If the Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of the Reference Stock, that is given ratably to all holders of shares of the Reference Stock, or

(ii) distribution of shares of the Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of additional shares issued in the stock dividend with respect to one share of the Reference Stock.

Non-cash Dividends and Distributions

If the issuer of the Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of the Reference Stock to holders of Reference Stock (other than (i) dividends, distributions and rights or warrants referred to under “—Stock Splits and Reverse Stock Splits” and “—Stock Dividends” above and (ii) cash distributions or dividends referred under “—Cash Dividends” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of the Reference Stock means the closing price of the Reference Stock on the trading day immediately preceding the ex-dividend date of the cash dividend or distribution requiring an adjustment to the Stock Adjustment Factor.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the Reference Stock is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the Reference Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the Reference Stock described in the section entitled “—Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “—Issuance of Transferable Rights or Warrants”.

Cash Dividends

If the issuer of the Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the Reference Stock distributes to holders of Reference Stock in excess of the Dividend Threshold.

“Dividend Threshold” means the amount of any cash dividend or cash distribution distributed per share of the Reference Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Reference Stock by more than 10% of the closing price of the Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

“Ex-dividend date” means the first trading day on which transactions in the Reference Stock trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

Issuance of Transferable Rights or Warrants

If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock, including new or existing rights to purchase the Reference Stock at an exercise price per share less than the closing price of the Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the Maturity Date of the notes, then the Stock Adjustment Factor will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of shares of the Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of the Reference Stock.

The number of shares that can be purchased will be based on the closing price of the Reference Stock on the date the new Stock Adjustment Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of a Reference Stock that is an ADS, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor is determined; provided, that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

If prior to the Maturity Date,

(a)	there occurs any reclassification or change of the Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Reference Stock,

(b)	the issuer of the Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of the Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of the Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of the Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of the Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the Reference Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the payment at maturity will depend on the closing price of the Reference Stock on the trading day immediately preceding the Reorganization Event (the “Relevant Date”), whether the price (in the case of notes with continuous Reference Stock monitoring) or closing price (in the case of notes with daily Reference Stock monitoring) exceeds the Threshold Price on any day during the Observation Period, and the kind and amount of Exchange Property (as defined below) received by holders of the Reference Stock in the Reorganization Event. In addition to the cash or Exchange Property (as defined below) described below, in all cases, you will receive at maturity any coupons on the notes.

If the closing price of the Reference Stock on the Relevant Date is equal to or greater than the Initial Stock Price, you will receive at maturity, in respect of each $1,000 note principal amount, $1,000 in cash.

If the closing price of the Reference Stock on the Relevant Date is less than the Initial Stock Price, and the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Reference Stock is below or equal to the Threshold Price on any day during the Observation Period, you will receive at maturity, in respect of each $1,000 note principal amount, the lesser of: (i) $1,000 in cash or (ii) Exchange Property (or, at our election, cash) with a value equal to the product of the Physical Delivery Amount, as may be adjusted, and the Transaction Value (as defined below).

If the closing price of the Reference Stock on the Relevant Date is less than the Initial Stock Price, and the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Reference Stock exceeds the Threshold Price on all days during the Observation Period, then the payment at maturity will depend on the type of Exchange Property received by holders of the Reference Stock in accordance with the following:

(i) If the Exchange Property consists solely of securities (including, without limitation, securities of the issuer of the Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the AMEX, NASDAQ Stock Market (“Exchange Traded Securities”), then the payment at maturity for each $1,000 note principal amount will depend on whether the Initial Stock Price exceeds the closing price of the Exchange Traded Securities on the Valuation Date(s) and on whether the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Exchange Traded Securities is equal to or below the Threshold Price on any day during the Observation Period:

(a) If the closing price of the Exchange Traded Securities is less than the Initial Stock Price, and the closing price (in the case of notes with daily Reference Stock monitoring) or price

(in the case of notes with continuous Reference Stock monitoring) of the Exchange Traded Securities exceeds the Threshold Price on all days during the Observation Period, then we will pay you at maturity, for each $1,000 note principal amount, $1,000 in cash.

(b) If the closing price of the Exchange Traded Securities is less than the Initial Stock Price, and the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Exchange Traded Securities is equal to or below the Threshold Price on any day during the Observation Period, then we will deliver to you at maturity, for each $1,000 note principal amount, Exchange Property (or, at our election, cash) with a value equal to the product of the Physical Delivery Amount immediately prior to such Reorganization Event and the Transaction Value.

The calculation agent will adjust the Initial Stock Price (and, consequently, the Threshold Price) to reflect the Exchange Traded Securities delivered in such Reorganization Event and the market value and volatility levels of such Exchange Traded Securities and any Stock Adjustment Factor adjustments to the Initial Stock Price as of the effective date of the Reorganization Event. In addition, following any such adjustment, the Initial Stock Price will be such adjusted Initial Stock Price divided by the Stock Adjustment Factor (which shall have been reset to 1.0 immediately following the Reorganization Event).

(ii) If the Exchange Property consists solely of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent shall be deemed to have liquidated all non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property shall, after such liquidation, equal the aggregate cash amount, including the amount resulting from that liquidation. We refer to this aggregate cash amount as the “Per Share Liquidation Value.” Following a Reorganization Event of this sort, we will pay you at maturity, for each $1,000 note principal amount, cash in an aggregate amount equal to the product of the Physical Delivery Amount immediately prior to such Reorganization Event and the Per Share Liquidation Value.

(iii) If the Exchange Property consists of any other combination of Exchange Traded Securities, cash or property other than Exchange Traded Securities, the calculation agent shall be deemed to have liquidated all property other than Exchange Traded Securities upon terms that it deems commercially reasonable. Following a Reorganization Event of this sort,

(a) we will pay you at maturity, for each $1,000 note principal amount, cash in an aggregate amount calculated in accordance with clause (ii) above, and

(b) we will, after (A) proportionally adjusting the Physical Delivery Amount to reflect the portion of the Exchange Property constituting the Exchange Traded Securities, (B) adjusting the Initial Stock Price (and, consequently, the Threshold Price) to reflect such Exchange Traded Securities, the market value and volatility levels of such Exchange Traded Securities and any Stock Adjustment Factor adjustments to the Initial Stock Price as of the effective date of the Reorganization Event, and (C) reducing the principal amount of each $1,000 of notes to an amount equal to such adjusted Physical Delivery Amount multiplied by the adjusted Initial Stock Price, deliver to you at maturity, for each $1,000 note principal amount, the Physical Delivery Amount (or, at our election, the Cash Value thereof) determined in accordance with clause (i) above, except that references to each $1,000 note principal amount and $1,000 in cash and the reference to $1,000 in the calculation of Physical Delivery Amount and the Cash Value thereof shall be references to the adjusted principal amount of the notes as described in clause (C). In addition, following any such adjustment, the Initial Stock Price will be such adjusted Initial Stock Price, divided by the Stock Adjustment Factor (which shall have been reset to 1.0 immediately following the Reorganization Event).

In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The calculation agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange of the notes, including the determination of the cash value of any Exchange Property and the Per Share Liquidation Value, if necessary. The calculation agent’s determinations and calculations shall be conclusive absent manifest error.

“Exchange Property” means any shares of Reference Stock that continue to be held by the holders of the Reference Stock, and any securities, cash or any other assets distributed to the holders of the Reference Stock in, or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

“Transaction Value” means, on any date, (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of Reference Stock; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the calculation agent, as of the date of receipt, of such Exchange Property received per share of Reference Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, the reclassified Reference Stocks and, in the case of a Spin-off Event, the Reference Stocks with respect to which the spun-off security was issued), an amount equal to the closing price, as of the Valuation Date, per share of such security multiplied by the quantity of such security received for each share of Reference Stock.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the NASD, or if the ADS facility between the issuer of the Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date”), the Underlying Stock will be deemed to be the Reference Stock. The Stock Adjustment Factor will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of shares of the Underlying Stock represented by a single ADS. On and after the Change Date, solely for the purposes of determining whether the closing price (in the case of notes with daily Reference Stock monitoring) or price (in the case of notes with continuous Reference Stock monitoring) of the Underlying Stock is equal to or below the Threshold Price, the Initial Stock Price will be converted into the applicable foreign currency using the applicable exchange rate as described below. The Final Stock Price shall be expressed in U.S. dollars, converting the closing price of the Underlying Stock on the Final Valuation Date, or the arithmetic average of the closing prices of the Underlying Stock on each of the Averaging Dates into U.S. dollars using the applicable exchange rate as described below.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that the Physical Delivery Amount is otherwise due at maturity, we will be deemed to have elected to deliver the Cash Value thereof (payable in U.S. dollars) in lieu of the Physical Delivery Amount. The calculation agent will determine the applicable exchange rate, which will be equal to (1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the Final Valuation Date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the Final Valuation Date in the aggregate amount of the applicable foreign currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 note principal amount upon any acceleration of the notes will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any coupons on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the notes, any coupons will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which coupons were paid.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the notes, unless otherwise specified in the relevant pricing supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the notes. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of notes has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, DBSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. DBSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate principal amount of notes offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the notes offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.